Exhibit 99.1

For more information contact:

Jerry Mueller, Senior Vice President (314) 512-7251

Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL ANNOUNCES $50 MILLION SUBORDINATED DEBT OFFERING

St. Louis, Missouri, October 27, 2016 – Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”), the holding company for Enterprise Bank & Trust (the “Bank”), today announced that it has priced an underwritten public offering of $50 million of its fixed-to-floating rate subordinated notes (the “Notes”) due November 1, 2026. The Notes will initially bear a fixed interest rate of 4.75% per year, payable on May 1 and November 1 of each year, commencing on May 1, 2017. Commencing November 1, 2021, the interest rate on the Notes resets quarterly to the three-month LIBOR rate plus a spread of 338.7 basis points, payable quarterly in arrears. The offering is expected to close on November 1, 2016, subject to the satisfaction of customary closing conditions.

Sandler O’Neill + Partners, L.P. is serving as the sole underwriter of the offering.

The Notes will be offered pursuant to an effective shelf Registration Statement on Form S-3/A (File No. 333-197818) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2014, a preliminary prospectus supplement with respect to the Notes filed with the SEC on October 26, 2016, and a final prospectus supplement to be filed with the SEC after pricing.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the underwriter will send you the base prospectus and the related preliminary prospectus supplement if you request it by contacting Sandler O’Neill + Partners, L.P. at Attention: Syndicate Operations, 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, or by calling toll-free at 866-805-4128, or by email at syndicate@sandleroneill.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Enterprise Financial Services Corp

Enterprise Financial Services Corp, with approximately $3.9 billion in assets, is a bank holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust operates 16 branch offices in the St. Louis, Kansas City and Phoenix metropolitan areas.

The Company offers a range of business and personal banking services, and wealth management services. Enterprise Trust, a division of the Bank, provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. The Company’s common stock is traded on the NASDAQ Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements

Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about the Company’s plans, expectations, and projections of future financial and operating results, as well as statements regarding the Company’s plans, objectives, expectations or consequences of announced transactions (including the Company’s announced, pending merger with Jefferson County Bancshares, Inc.). The Company uses words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue,” “anticipate,” and “intend”, and variations of such words and similar expressions, in this communication to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting regulation or standards applicable to banks, as well as other risk factors described in the Company’s 2015 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

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